UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):        August 13, 2012

AMREP Corporation
(Exact name of Registrant as specified in its charter)

Oklahoma	1-4702	59-0936128
(State or other jurisdiction of	(Commission File	(IRS Employer
incorporation)	Number)	Identification No.)

300 Alexander Park, Suite 204, Princeton, New Jersey	08540
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (609) 716-8200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 13, 2012, Kappa Lending Group, LLC (“Kappa Lending”) purchased from Compass Bank its loan to the Company’s subsidiary, AMREP Southwest Inc. (“ASW”), in the outstanding principal amount of $16,214,000 (the “Loan”).  The Loan was due to mature on September 1, 2012.  The purchase price was $15,250,000 plus accrued interest.

Kappa Lending has agreed to extend the due date for the Loan to December 1, 2012 on its existing terms, except that no payments of principal are required prior to that date.  The Company intends during this extension (i) to seek to negotiate with Kappa Lending for the terms of a substantially longer extension, which likely would involve an increase in interest rate, and (ii) to determine if there is an alternate financing source available on terms more favorable than Kappa Lending’s terms, the proceeds of which would be used to repay the Loan at its principal amount or at some discount from that amount that might be acceptable to Kappa Lending.  The Company can offer no assurance that it will be successful in either of these efforts.

Kappa Lending is a company organized and wholly-owned by Nicholas G. Karabots, the Vice Chairman of the Company’s Board of Directors and the beneficial owner of approximately 45.9% of the Company’s outstanding Common Stock.  The Company has been informed that Kappa Lending will sell a 20% participation in the Loan to Albert V. Russo, a member of the Company’s Board of Directors and the holder, along with members of his family, of approximately 18.6% of the Company’s outstanding Common Stock.

Prior to Kappa Lending’s purchase of the Loan, Mr. Karabots notified the Company of the intended transaction, including his intention that the Loan maturity be extended to December 1, 2012, and accorded the Company the opportunity to substitute itself for Kappa Lending as the purchaser.  The Nominating and Corporate Governance Committee of the Company’s Board of Directors, which has the approval of related party transactions as one of its duties, considered the matter and concluded (i) that neither the Company nor ASW had the funds to pay the Loan at maturity at its principal amount or at the discounted amount being offered to Kappa Lending, or were able to obtain such funds on acceptable terms, if at all, and (ii) that the terms being proposed for extending the Loan maturity to December 1, 2012 were fair and reasonable to the Company, recognizing that there were no assurances that the maturity would be extended past that date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMREP Corporation
(Registrant)

By: /s/ Peter M. Pizza
Peter M. Pizza
Vice President and
Chief Financial Officer

Date:  August 15, 2012